EXHIBIT 12



                                                     Reed Smith LLP
                                                   435 Sixth Avenue
                                          Pittsburgh, PA 15219-1886
                                                       412.288.3131
                                                   Fax 412.288.3063


       LONDON     NEW YORK     LOS ANGELES     SAN FRANCISCO
    WASHINGTON, D.C.     PHILADELPHIA     PITTSBURGH     OAKLAND
 MUNICH     PRINCETON     FALLS CHURCH     WILMINGTON     NEWARK
     MIDLANDS, U.K.     CENTURY CITY     RICHMOND     LEESBURG
                          r e e d s m i t h . c o m


                               December 9, 2005

Government Obligations Tax-Managed Fund,
  A Portfolio of Money Market Obligations Trust
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, Pennsylvania 15237

Trust for Government Cash Reserves,
  A Portfolio of Money Market Obligations Trust
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, Pennsylvania 15237

Ladies and Gentlemen:

      You have requested our opinion concerning certain federal income tax consequences of a transaction (the "Reorganization") in which all of the assets of Trust for Government Cash Reserves (the "Acquired Fund"), a portfolio of Money Market Obligations Trust, will be acquired by Government Obligations Tax-Managed Fund (the "Acquiring Fund"), a portfolio of Money Market Obligations Trust, solely for Shares of the Acquiring Fund (the "Acquiring Fund Shares"), which shall thereafter be distributed to the shareholders of the Acquired Fund (the "Acquired Fund Shareholders") in liquidation of the Acquired Fund. Both the Acquiring Fund and the Acquired Fund are separate portfolios, each of which is treated as a separate corporation under Section 851(g) of the Internal Revenue Code of 1986, as amended (the "Code"), and has elected to be taxed as a Regulated Investment Company under Section 851(a) of the Code. The terms and conditions of the Reorganization are set forth in an Agreement and Plan of Reorganization dated as of August 22, 2005 (the "Agreement"), between the Acquiring Fund and the Acquired Fund, attached hereto as Annex C. This opinion is rendered to you pursuant to paragraph 8.5 of the Agreement.

      We have reviewed and relied upon the Registration Statement on Form N-14 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the Reorganization, the certificates provided to us by the Acquiring Fund and the Acquired Fund in connection with the rendering of this opinion, attached hereto as Annex A and Annex B, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

      Based upon and subject to the foregoing, and assuming that the Reorganization will take place as described in the Agreement, we are of the opinion that, for federal income tax purposes with the respect to the Acquiring Fund:
                  (a) The transfer of all of the Acquired Fund's assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund (followed by the distribution of Acquiring Fund Shares to the Acquired Fund Shareholders in dissolution and liquidation of the Acquired Fund) will constitute a "reorganization" within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

                  (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for Acquiring Fund Shares, and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund.

                  (c) No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders in exchange for such shareholders' shares of the Acquired Fund.

                  (d) No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of their Acquired Fund shares for Acquiring Fund Shares in the Reorganization.

                  (e) The aggregate tax basis for Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefore by such shareholder. The holding period of Acquiring Fund Shares to be received by each Acquired Fund Shareholder will include the period during which the Acquired Fund shares exchanged therefore were held by such shareholder, provided the Acquired Fund shares are held as capital assets at the time of Reorganization.

                  (f) The tax basis of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately before the Reorganization. The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

      Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on the Acquiring Fund, the Acquired Fund or any Acquired Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes as of the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

      This opinion is expressed as of the date hereof and is based upon the Code, Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service (the "Service"), and judicial decisions, all of which are subject to change either prospectively or retroactively. There can be no assurance that changes in the law will not take place which could affect the opinions expressed herein or that contrary positions may not be taken by the Service. We disclaim any undertaking to advise you with respect to any event subsequent to the date hereof.
      The opinions contained herein are limited to those matters expressly covered; no opinion is to be implied in respect of any other matter. This opinion is addressed solely to you and may not be relied upon by any other person without our prior written consent. We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ Reed Smith LLP
                                          Reed Smith LLP

                                                                       ANNEX A

                                 CERTIFICATE



December 9, 2005


                                                                       ANNEX A

                                 CERTIFICATE



       LONDON     NEW YORK     LOS ANGELES     SAN FRANCISCO
    WASHINGTON, D.C.     PHILADELPHIA     PITTSBURGH     OAKLAND
 MUNICH     PRINCETON     FALLS CHURCH     WILMINGTON     NEWARK
      MIDLANDS, U.K.     CENTURY CITY     RICHMOND     LEESBURG
                          r e e d s m i t h . c o m



Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA  15219



Ladies and Gentlemen:

      As of December 9, 2005 Money Market Obligation Trust on behalf of its portfolio, Government Obligations Tax-Managed Fund (the "Acquiring Fund") we have asked your firm to render an opinion with respect to certain matters. Any capitalized term used herein shall have the same meaning as assigned to it in the opinion to which this letter is attached as Annex A. To enable Reed Smith LLP to render the requested opinion, we certify as to the accuracy of the following statements:

      (1) The fair market value of the Acquiring Fund Shares received by shareholders of Money Market Obligation Trust with respect to its portfolio, Trust for Government Cash Reserves (the "Acquired Fund"), will be approximately equal to the fair market value of the Acquired Fund Shares surrendered in the exchange.

      (2) The Acquiring Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Acquired Fund immediately prior to the Reorganization. For purposes of this representation, amounts paid by the Acquired Fund to dissenters, amounts used by the Acquired Fund to pay its reorganization expenses, amounts paid by the Acquired Fund to shareholders who receive cash or other property, and all redemptions and distributions (except for redemptions in the ordinary course of the Acquired Fund's business as an open-end investment company as required by Section 22(e) of the Investment Company Act of 1940 (the "1940 Act) pursuant to a demand of a shareholder and regular, normal dividends) made by the Acquired Fund immediately preceding the transfer will be included as assets of the Acquired Fund held immediately prior to the transaction.

      (3) The Acquiring Fund has no plan or intention to reacquire any of its shares issued in the transaction except in connection with its legal obligations under Section 22(e) of the 1940 Act.

      (4) The Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the assets of the Acquired Fund acquired in the transaction, except for dispositions made in the ordinary course of business.

      (5) The liabilities of the Acquired Fund assumed by the Acquiring Fund and any liabilities to which the transferred assets of the Acquired Fund are subject were incurred by the Acquired Fund in the ordinary course of its business.

      (6) Following the Reorganization, the Acquiring Fund will continue the historic business of the Acquired Fund or use a significant portion of the Acquired Fund's historic business assets in the continuing business.

      (7) The Acquired Fund, the Acquiring Fund and the shareholders of the Acquired Fund will pay their respective expenses, if any, incurred in connection with the Reorganization.

      (8) There is no intercorporate indebtedness existing between the Acquired Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount.

      (9) The fair market value of the assets of the Acquired Fund transferred to the Acquiring Fund will equal or exceed the sum of the liabilities assumed by the Acquiring Fund, plus the amount of liabilities, if any, to which the transferred assets are subject.

      (10) The Acquiring Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of the Acquired Fund.

      (11) The Acquiring Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      (12) The Acquiring Fund is a separate fund, which is treated as a separate corporation under Section 851(g) of the Code and has elected to be taxed as a Regulated Investment Company under Section 851 of the Code, and for all of its taxable periods has qualified for the special tax treatment afforded Regulated Investment Companies under the Code. After the Reorganization, the Acquiring Fund intends to continue to so qualify.

      (13) There is no plan or intention for the Acquiring Fund (the issuing corporation as defined in Treas. Reg. ss.1.368-1(b)), or any person related (as defined in Treas. Reg. ss.1.368-1(e)(3)) to the Acquiring Fund, to acquire, during the five year period beginning on the date of the proposed transaction, with consideration other than Acquiring Fund shares, Acquiring Fund shares furnished in exchange for a proprietary interest in the Acquired Fund in the proposed transaction, either directly or through any transaction, agreement, or arrangement with any other person.

      (14) During the five year period ending on the date of the proposed transaction: (i) neither the Acquiring Fund, nor any person related (as defined in Treas. Reg. ss.1.368-1(e)(3)) to the Acquiring Fund, will have acquired any Acquired Fund shares with consideration other than Acquiring Fund shares; (ii) neither the Acquired Fund, nor any person related (as defined in Treas. Reg. ss.1.368-1(e)(3), determined without regard to Treas. Reg. ss.1.368-1(e)(3)(i)(A)) to the Acquired Fund, will have acquired any of the shares of the Acquired Fund with consideration other than Acquiring Fund shares or Acquired Fund shares, except for shares redeemed in the ordinary course of such Acquired Fund's business as an open-end investment company under Section 22(e) of the 1940 Act; and (iii) no distributions will have been made with respect to the Acquired Fund's shares (other than ordinary, normal, regular, dividend distributions made pursuant to the Acquired Fund's historic dividend paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for a) cash paid to dissenters and b) distributions described in Section 852 and
Section 4982 of the Code.

      (15) The aggregate value of the acquisitions, redemptions and distributions discussed in paragraph (14), above, will not exceed 50 percent of the value (without giving effect to the acquisitions, redemptions and distributions) of the proprietary interests in the Acquired Fund on the effective date of the proposed transaction.

      (16) The classes of Shares of the Acquiring Fund issued to the holders of the Acquired Fund are substantially similar to the corresponding classes of the Acquired Fund.

      (17) Pursuant to the Reorganization, Acquired Fund shareholders will receive fractional shares of the Acquiring Fund in exchange for their fractional shares of the Acquired Fund. No cash will be distributed in lieu of fractional shares.



            Very truly yours,



            By: /s/ John W. McGonigle

               Name:  John W. McGonigle

               Title:  Secretary


                                                                       ANNEX B

                                 CERTIFICATE



       LONDON     NEW YORK    LOS ANGELES     SAN FRANCISCO
    WASHINGTON, D.C.     PHILADELPHIA     PITTSBURGH     OAKLAND
 MUNICH     PRINCETON     FALLS CHURCH     WILMINGTON     NEWARK
      MIDLANDS, U.K.     CENTURY CITY     RICHMOND     LEESBURG
                          r e e d s m i t h . c o m

December 9, 2005



Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA  15219



Ladies and Gentlemen:

      As of December 9, 2005 Money Market Obligation Trust on behalf of its portfolio, Trust for Government Cash Reserves (the "Acquired Fund"), we have asked your firm to render an opinion with respect to certain matters. Any capitalized term used herein shall have the same meaning as assigned to it in the opinion to which this letter is attached as Annex B. To enable Reed Smith LLP to render the requested opinion, we certify as to the accuracy of the following statements:

      (1) The fair market value of the Shares of Money Market Obligation Trust with respect to its portfolio, Government Obligations Tax-Managed Fund (the "Acquiring Fund") received by Acquired Fund shareholders will be approximately equal to the fair market value of the Acquired Fund Shares surrendered in the exchange.

      (2) There is no plan or intention by any of Acquired Fund shareholders who own 5 percent or more of any of the Acquired Fund's Shares, and to the best of the knowledge of the management of the Acquired Funds, there is no plan or intention on the part of any other shareholders of any of the Acquired Fund to sell, exchange, or otherwise dispose of a number of shares of the Acquiring Fund received in the Reorganization that would reduce such Acquired Fund shareholders' ownership of Acquiring Fund Shares to a number of shares having a value, as of the date of the Reorganization, of less than 50 percent of the value of all of the formerly outstanding shares of the Acquired Fund as of the same date. For purposes of this representation, shares of the Acquired Fund exchanged for cash or other property or surrendered by dissenters will be treated as outstanding shares of the Acquired Fund on the date of the Reorganization. Moreover, shares of the Acquired Fund and shares of the Acquiring Fund held by Acquired Fund shareholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the Reorganization will be considered in making this representation.

      (3) The Acquiring Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Acquired Fund immediately prior to the Reorganization. For purposes of this representation, amounts paid by the Acquired Fund to dissenters, amounts used by the Acquired Fund to pay its reorganization expenses, amounts paid by the Acquired Fund to shareholders who receive cash or other property, and all redemptions and distributions (except for redemptions in the ordinary course of Acquired Fund's business as an open-end investment company as required by Section 22(e) of the Investment Company Act of 1940 (the "1940 Act) pursuant to a demand of a shareholder and regular, normal dividends) made by the Acquired Fund immediately preceding the transfer will be included as assets of the Acquired Fund held immediately prior to the transaction.

      (4) The Acquired Fund will distribute to its shareholders the shares of the Acquiring Fund received pursuant to the Agreement.

      (5) The liabilities of the Acquired Fund assumed by the Acquiring Fund and any liabilities to which the transferred assets of the Acquired Fund are subject were incurred by the Acquired Fund in the ordinary course of its business.

      (6) The Acquired Fund and the shareholders of the Acquired Fund will pay their respective expenses, if any, incurred in connection with the Reorganization.

      (7) There is no intercorporate indebtedness existing between the Acquired Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount.

      (8) The Acquired Fund qualifies as a regulated investment company as defined in Section 368(a)(2)(F) of the Internal Revenue Code of 1986 (the "Code").

      (9) The fair market value of the assets of the Acquired Fund transferred to the Acquiring Fund will equal or exceed the sum of the liabilities assumed by the Acquiring Fund, plus the amount of liabilities, if any, to which the transferred assets are subject.

      (10) The Acquiring Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of the Acquired Fund.

      (11) The Acquired Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      (12) The Acquired Fund is a separate fund, which is treated as a separate corporation under Section 851(g) of the Code and has elected to be taxed as a Regulated Investment Company under Section 851 of the Code, and for all of its taxable periods (including the last short taxable period ending on the date of Reorganization), has qualified for the special tax treatment afforded Regulated Investment Companies under the Code.

      (13) During the five year period ending on the date of the proposed transaction: (i) neither the Acquiring Fund, nor any person related (as defined in Treas. Reg. ss.1.368-1(e)(3)) to the Acquiring Fund, will have acquired any Acquired Fund shares with consideration other than Acquiring Fund shares; (ii) neither the Acquired Fund, nor any person related (as defined in Treas. Reg. ss.1.368-1(e)(3), determined without regard to Treas. Reg. ss.1.368-1(e)(3)(i)(A)) to the Acquired Fund, will have acquired any of the shares of the Acquired Fund with consideration other than Acquiring Fund shares or Acquired Fund shares, except for shares redeemed in the ordinary course of the Acquired Fund's business as an open-end investment company under Section 22(e) of the 1940 Act; and (iii) no distributions will have been made with respect to the Acquired Fund's shares (other than ordinary, normal, regular, dividend distributions made pursuant to Acquired Fund's historic dividend paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for a) cash paid to dissenters and b) distributions described in Section 852 and
Section 4982 of the Code.

      (14) The aggregate value of the acquisitions, redemptions and distributions discussed in paragraph (13), above, will not exceed 50 percent of the value (without giving effect to the acquisitions, redemptions and distributions) of the proprietary interests in the Acquired Fund on the effective date of the proposed transaction.

      (15) The classes of Shares of the Acquiring Fund issued to the holders of the Acquired Fund are substantially similar to the corresponding classes of the Acquired Fund.

      (16) Pursuant to the Reorganization, Acquired Fund shareholders will receive fractional shares of the Acquiring Fund in exchange for their fractional shares of the Acquired Fund. No cash will be distributed in lieu of fractional shares.



            Very truly yours,



            By: /s/ John W. McGonigle

               Name:  John W. McGonigle

               Title:  Secretary